Exhibit 3


                              CONSULTING AGREEMENT


            This CONSULTING AGREEMENT (this "Agreement") is made and entered into as of April 30, 2002, by and among ZENASCENT, INC., a Delaware corporation (the "Parent"), BIG CONTENT, INC., a Delaware corporation and an indirect wholly-owned subsidiary of the Parent ("Big Content"), CEDRIC KUSHNER PROMOTIONS, LTD., a New York corporation and a wholly-owned subsidiary of the Parent ("CKP" and, together with Big Content, the "Company"), CEDRIC KUSHNER BOXING, INC., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Boxing"), and LIVINGSTON INVESTMENTS, LLC, a Florida limited liability company (the "Consultant"). The Parent, Big Content, CKP and Boxing are referred to herein collectively as the "Zenascent Companies."

                                    RECITALS

            WHEREAS, Big Content is engaged in the business of acquiring, adapting, selling, licensing and marketing boxing-related programming, whether in film or other media (such business, the "Business" and such programming, the "Content");

            WHEREAS, the Zenascent Companies wish for the Company to retain the services of the Consultant, upon the terms and conditions set forth herein, to provide services intended to enhance the value of the Business; and

            WHEREAS, the Consultant desires to provide consulting services to the Company upon such terms and conditions.

            NOW, THEREFORE, in reliance on and in consideration of the premises and of the mutual benefits and covenants contained herein, the parties hereto, intending to be bound, hereby agree as follows:

      1.    RETENTION AND TERM

            Subject to the terms hereof, the Company hereby retains the Consultant, and the Consultant hereby agrees to such retention, all in accordance with the terms and conditions set forth herein, for a period commencing on the date hereof (the "Commencement Date") and ending on the date determined pursuant to Section 5 (the "Expiration Date").

      2.    DUTIES

            (a) The Consultant shall devote such time to the performance of its obligations hereunder as the Consultant may make available to the Company, which shall be limited to a maximum of five (5) hours each week.

            (b) The duties of the Consultant hereunder shall be to provide the services of its personnel to (i) advise the Company with respect to its


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strategic planning and development and (ii) advise the Company with respect to such matters concerning the Business as the Company and the Consultant may from time to time agree upon.

            (c) In performing its services hereunder, the Consultant shall act in accordance with the privacy and security standards and policies of the Company as communicated from time to time to the Consultant.

      3.    COMPENSATION

            (a) As compensation for its services hereunder, the Consultant shall receive (i) a consulting fee during the term of this Agreement at the weekly rate of $5,000, payable in advance by the Company on the first Business Day (as hereinafter defined) of each week that the Consultant is retained pursuant to the terms hereof, (ii) a payment equal to ten percent (10%) of the Net Revenues (as hereinafter defined) derived by CKP, from any transaction or event related to boxing matches promoted or co-promoted by CKP (including, without limitation, lawsuit or settlement proceeds, step-aside fees and proceeds from television series, a "Boxing Transaction") and generating to total revenues to CKP of at least $500,000, payable by CKP within five (5) Business Days following the receipt of such Net Revenues by CKP and (iii) a commission equal to twenty percent (20%) of the Net Revenues (as hereinafter defined) derived by Big Content from the sale, licensing or other exploitation of the Library (as hereinafter defined), payable by Big Content within five (5) Business Days following the receipt of such Net Revenues by Big Content. As used herein, (A) a "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of New York, New York, (B) "Net Revenues" shall mean the total revenues received by CKP from a Boxing Transaction less the expenses incurred by CKP in respect of such Boxing Transaction (it being agreed that CKP's general overhead expenses shall not be deemed expenses incurred in respect of a Boxing Transaction for purposes of this definition) and (C) the "Library" shall mean the inventory of filmed boxing events owned by Big Content.

            (b) As further compensation for its services hereunder, the Parent shall be required to apply fifteen percent (15%) of the net proceeds to any of the Zenascent Companies of any Qualified Financing (as hereinafter defined) to the repurchase of Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Parent ("Series C Stock") then held by the Consultant and its Affiliates at a price per share equal to the liquidation value of such Series C Stock, which repurchase shall occur as promptly as practicable and in any event within thirty (30) Business Days following the receipt of such Qualified Financing by such Zenascent Company. As used herein, a "Qualified Financing" shall mean any equity or debt financing received by a Zenascent Company subsequent to the date hereof, other than any such financing required by the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among the Parent, Zenascent Newco Inc., a Delaware corporation, Boxing, CKP, Cedric Kushner and James DiLorenzo (the "Boxing Merger Agreement").

            (c) the Consultant may, upon written notice to the Parent, declare all amounts payable to the Consultant pursuant to Section 3(a)(i) through the


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tenth anniversary of the date hereof to be, whereupon the same shall become, forthwith due and payable in the event either (i) the Company shall fail to pay the Consultant any amount due to the Consultant pursuant to Sections 3(a) or 3(b) and such failure shall continue unremedied for twelve (12) or more Business Days following written notice thereof from the Consultant to the Company or (ii) Boxing shall fail to pay to Mackin Charitable Remainder Trust, a Florida trust ("Mackin"), any amount due under the 10% Senior Promissory Note, made as of March 15, 2002, by Boxing to Mackin (the "Note") on the date such payment is due, and such default shall continue unremedied for twelve (12) or more Business Days following written notice thereof from Mackin to Boxing. Following the occurrence of an event specified in clauses (i) or (ii) of this Section 3(c), the Consultant be entitled to receive the television revenues of CKP and Boxing to satisfy any amounts then payable to the Consultant pursuant to this Section 3(c), and, upon the Consultant's demand following any such occurrence, CKP and Boxing shall take all action to ensure that such television revenues are paid over promptly to the Consultant.

            (d) Notwithstanding anything to the contrary herein, the obligations of the Company and the Parent to pay compensation or make other payments to the Consultant pursuant to this Section 3 shall terminate immediately upon the termination of this Agreement pursuant to clauses (i) or (ii) of Section 5(b).

      4.    INDEPENDENT CONTRACTOR STATUS

            Notwithstanding anything to the contrary in this Agreement, the relationship of the Consultant's officers, employees and equity holders (collectively, the "Consultant Professionals") to the Zenascent Companies is that of an independent contractor and this Agreement does not constitute a contract of employment between the Zenascent Companies and any Consultant Professional. The Zenascent Companies shall not be required to withhold any federal, state or local taxes from the Consultant's compensation hereunder or to make any other deductions required by law or usually made by employers in respect of employees. No Consultant Professional shall be entitled by virtue of this Agreement to medical coverage, life insurance, participation in any pension, stock, option, profit sharing or savings plan of the Zenascent Companies, or any other benefits now or in the future offered to employees of the Zenascent Companies.

      5.    TERMINATION

            (a) This Agreement shall terminate in accordance with the terms of
Section 5(b) hereof; provided that the provisions of Sections 5(c), 6, 8(f) and 8(g) shall survive the termination of this Agreement.

            (b) This Agreement shall terminate immediately upon the receipt by the Consultant and its Affiliates (as hereinafter defined), including but not limited to Mackin, of an aggregate of (i) $4,300,000 in Covered Payments (as hereinafter defined), if received not later than March 25, 2005 or (ii) $5,300,000 in Covered Payments, if received not later than March 25, 2012. As used herein, (A) an "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended and (B) "Covered Payments" shall mean all


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payments pursuant to (1) this Agreement (including, without limitation, Section
3), (2) the Note, (3) section 1.4(b) of the Agreement and Plan of Merger, dated as of March 8, 2002, by and among Boxing, CKP, Big Content Acquisition Corp., a Delaware corporation, Big Content, Mackin and the Consultant, (4) proceeds from the sale of common stock, par value $0.01 per share, of the Parent ("Parent Common Stock"), acquired pursuant to the warrant to purchase Parent Common Stock issued to the Consultant and/or its Affiliates pursuant to section 1.3(a)(iii) of the Boxing Merger Agreement and (5) the Distribution and Purchase Agreement, dated as of April 30, 2002, by and among Cedric Kushner, James DiLorenzo and the Consultant.

            (c) At any time following the termination of this Agreement, the Parent may, at its option, acquire all shares of Series C Stock then held by the Consultant and its Affiliates for an aggregate purchase price of $10.00.

      6.    CONFIDENTIAL INFORMATION
            ------------------------

            (a) The Consultant covenants and agrees that it will not at any time during the continuance of this Agreement or at any time thereafter print, publish, divulge or communicate to any person, firm, corporation or other business organization (except in connection with the Consultant's performance of services hereunder) or use for its own account any secret or confidential information relating to the business of the Zenascent Companies or any secret or confidential information relating to the affairs, dealings and concerns of the Zenascent Companies (the "Confidential Information") which the Consultant has received or obtained or may receive or obtain during the term hereof (whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Consultant). The term "Confidential Information" does not include information which is or becomes generally available to the public other than as a result of disclosure by the Consultant. The Consultant further covenants and agrees that it shall retain the Confidential Information received or obtained during such service in trust for the sole benefit of the Zenascent Companies and their respective successors and assigns.
            (b) The term Confidential Information as defined in Section 6(a) hereof shall include information obtained by the Zenascent Companies from any third party under an agreement including restrictions on disclosure known to the Consultant.

            (c) In the event that the Consultant is required pursuant to subpoena or other legal process to disclose any of the Confidential Information, the Consultant will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Section 6. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions of this
Section 6, the Consultant shall furnish only that portion of the Confidential Information which is legally required.

            (d) Since a breach by the Consultant of the provisions of this
Section 6 may injure the Zenascent Companies in a way that cannot be compensated adequately by damages, in addition to any other remedies available to it, the Zenascent Companies may obtain an injunction restraining any such breach, and no bond or other security shall be required. It is understood by and between the


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parties hereto that the foregoing covenants by the Consultant set forth in this
Section 6(d) is an essential element of this Agreement, and the Consultant recognizes that a portion of the payments payable to it under this Agreement is in consideration of the covenants set forth in such sections.

      7.    NOTICES

            All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the next business day after it shall have been deposited with a nationally recognized overnight courier (such as Federal Express), or sent by telecopier, as follows (or at such other address or telecopier number for a party as shall be duly specified by like notice):

            (a)   If to the Consultant, to it at

                  241 Bradley Place
                  Palm Beach, Florida  33480
                  Attn:  Chester F. English
                  Telecopier:  (561) 833-9060,

                  with a copy to:

                  Law Offices of Harrison K. Chauncey
                  241 Bradley Place
                  Palm Beach, Florida 33480
                  Attn:  Mark R. Brown, Esq.
                  Telecopier:  (561) 833-9060

            (b)   If to the Company or the Parent, to it at:

                  c/o Cedric Kushner Boxing, Inc.
                  1 Montauk Highway
                  Southampton, New York 11968
                  Attn:  Cedric Kushner, President
                  Telecopier:  (516) 726-7777,
                  with a copy to:

                  Greenberg Traurig, LLP
                  200 Park Avenue
                  New York, New York  10166
                  Attn:  Michael B. Solovay, Esq.
                  Telecopier:  (212) 801-6400
      8.    MISCELLANEOUS

            (a) This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written,


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between the parties hereto with respect to the subject matter hereof. The obligations of each of the Zenascent Companies hereunder shall be on a joint and several basis.

            (b) This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives, including any corporation or other business organization with which the Company may merge or consolidate.

            (c) This Agreement shall not be assigned or otherwise transferred by a party (other than by the Consultant to an Affiliate) without the prior written consent of the other parties hereto.

            (d) This Agreement may not be changed, modified or extended except upon written amendment executed by the Company and the Consultant. The waiver by a party of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

            (e) If any provision of this Agreement is held invalid or unenforceable by any court or other tribunal of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            (f) All questions or disputes pertaining to the validity, construction, execution and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

            (g) Each of the parties hereby agrees to (i) submit to the personal jurisdiction of the United States District Court for the Southern District of New York (and all appropriate appellate courts), or, if jurisdiction in such court is lacking, any court of the State of New York of competent jurisdiction sitting in New York County (and all appropriate appellate courts), in connection with any action or dispute hereunder, and (ii) irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in any such court or that any such court is an inconvenient forum. In the case any action or dispute shall be brought hereunder, the losing party or parties thereto shall pay all attorney fees, court costs and fees and costs of the prevailing party or parties thereto incident to such action or dispute or the appeal thereof.

            (h) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  [Signatures appear on the following page]



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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ZENASCENT, INC.



By: /s/ Cedric Kushner
   ------------------------
   Name:  Cedric Kushner
   Title: President

BIG CONTENT, INC.


By: /s/ James DiLorenzo
    ------------------------
      Name:  James DiLorenzo
      Title: President

CEDRIC KUSHNER PROMOTIONS, LTD.


By: /s/ Cedric Kushner
    ------------------------
      Name:  Cedric Kushner
      Title:    President

CEDRIC KUSHNER BOXING, INC.



By: /s/ Cedric Kushner
    ------------------------
      Name:  Cedric Kushner
      Title:    President

LIVINGSTON INVESTMENTS, LLC



By: /s/ Chester F. English
    -------------------------------------
      Chester F. English, Managing Member